Exhibit 10.2

MATERIAL PURCHASE AGREEMENT

This Material Purchase Agreement (this “Material Purchase Agreement”), dated as of October 24, 2025, 2025 (the “Effective Date”), is entered into by and between Calidi Biotherapeutics, Inc., a Delaware corporation (“Seller”), and NovaCell Inc., a Nevada corporation (“Purchaser”) (each, a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, Seller and Purchaser entered into that certain Intellectual Property Assignment Agreement dated as of July 28, 2024 (the “IP Assignment Agreement”), and they wish to amend and supersede such IP Assignment Agreement by replacing it in its entirety with this Material Purchase Agreement;

WHEREAS, Seller and Purchaser are entering into that certain Stock Repurchase Agreement dated as of October 24, 2025 (the “SRA”); and

WHEREAS, in connection with the transactions contemplated by the SRA, Seller and Purchaser have agreed that Seller will sell and transfer to Purchaser certain Purchased Materials (as defined below), and Purchaser will purchase and accept the Purchased Materials and assume certain Liabilities (as defined below), on the terms set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser, intending to be legally bound hereby, agree as follows:

1. Purchase and Sale; Consideration. In consideration of the payment by Purchaser under the SRA of the Purchase Price as defined in Section 2 the SRA, as well as the promises and undertakings of Purchaser under the SRA and this Material Purchase Agreement, and conditioned upon Purchaser’s assumption of the Liabilities as set forth in Section 2 of this Material Purchase Agreement, Seller shall, at the Closing (as defined in the SRA), by the execution by both Parties of a bill of sale in the form attached hereto as Exhibit A (“Bill of Sale”), irrevocably sell, convey, assign, transfer and deliver to Purchaser all of Seller’s right, title and interest in, to and under the materials and documentation set forth on Schedule 1, (collectively, the “Purchased Materials”), and Purchaser shall, at the Closing, by the execution by both Parties of the Bill of Sale, purchase and accept the same to be held and enjoyed by Purchaser, subject to limitations set forth in Section 4, for its own use and enjoyment and the use and enjoyment of its successors, permtted assigns and other legal representatives as fully and entirely as the same would have been held and enjoyed by Seller if this assignment, convenyance, transfer and sale had not been made, as purchaser of its respective entire right, title and interest therein, including all rights and obligations pertaining thereto, including all income, royalties, damages, liabilities and payments now or hereafter due or payable with respect thereto and all causes of action (whether in law or in equity) that may arise therefrom. Notwithstanding anything to the contrary contained herein, with respect to the PSC Data (as defined below) contained within the Purchased Materials, the assignment, convenyance, transfer and sale set forth in this Section 1 is subject to the limitations and third party rights set forth in, and consents required under, the contracts listed on the Disclosure Schedule in Schedule 2 of this Material Purchase Agreement (the “Disclosure Schedule Agreements”).

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2. Assumption of Liabilities. Subject to the execution by the Parties of the Bill of Sale, Purchaser hereby accepts and assumes (a) any and all debt, duty, liability and obligations of any kind (whether known or unknown, contingent, accrued, due or to become due, that arise after the date of execution of this Material Purchase Agreement), including any and all taxes (including penalties and interest), duties, claims, causes of action, and all other liabilities and obligations associated with or in any way connected to the Purchased Materials or the use, possession or ownership thereof; and (b) the obligation to pay any and all third party invoices properly issued to Purchaser for services provided to Purchaser prior to the Closing ((a) and (b) collectively, the “Liabilities”).

3. Domain Name Transfer. If applicable and upon reasonable request from Purchaser, during the period from the Effective Date until sixty (60) days thereafter, the Parties agree that Seller will perform all affirmative acts which may be reasonably necessary or desirable to implement and the secure transfer of the registrations of any domain names included in the Purchased Materials before the registrars of same as well as to reasonably cooperate with Purchaser in obtaining and/or providing information in its possession and control that are required in any proceedings relating to such domain names. Seller hereby agrees to follow Purchaser’s reasonable instructions in order to effectuate the transfer of the domain name registrations in a timely manner.

4. Prohibited Use. Purchaser hereby convenants (a) not to use the Purchased Materials for any purposes relating in any way to oncolytic viruses, including, without limitation, for testing related to oncolytic viruses or use in combination with cells, tissue or other biological material infected with oncolytic viruses; (b) not to use the Purchased Materials for any purposes that would violate applicable laws, or for any re-identification of the Purchased Materials such that specific identified individuals could be associated with any specific items among the Purchased Materials; (c) with respect to the PSC Data contained within the Purchased Materials, not to use the PSC Data for any uses that are not permitted under the terms of the Disclosure Schedule Agreements ((a), (b) and (c) collectively, the “Prohibited Use”); (d) not to permit or allow, whether directly or indirectly, any third parties to use the Purchased Materials for the Prohibited Use; and (e) to take reasonable measures to prevent the use of the Purchased Materials for any Prohibited Use.

5. IP Assignment Agreement Superseded. The IP Assignment Agreement is hereby replaced and superseded in its entirety by this Material Purchase Agreement. As such, the Parties hereby agree that the IP Assignment Agreement is no longer in effect and no terms thereof continue or survive.

6. Title of Agreement. The title of the IP Assignment Agreement, as amended and restated by this Material Purchase Agreement, is amended to be “Material Purchase Agreement”.

7. Representations and Warranties. Each Party represents and warrants to the other Party that:

(a) the execution and delivery of this Material Purchase Agreement and performance of its obligations hereunder have been duly authorized by all necessary corporate action;

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(b) this Material Purchase Agreement has been duly executed and delivered and constitutes a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms;

(c) none of the execution, delivery, or performance of the Material Purchase Agreement, nor the consummation of the transaction contemplated hereby, will conflict with, result in the breach of, constitute a default under or accelerate the performance required by the terms of: (i) any applicable law; (ii) the provisions of any material contract or agreement to which it is a party or to which any of its material assets are bound; or (iii) any of its organizational documents, including its certificate of incorporation and by-laws;

(d) there is no action, lawsuit, arbitration, claim, complaint, proceeding, lien, or encumbrance pending, or to the knowledge of such Party, threatened against it which, if adversely determined, would prevent the consummation of the transaction contemplated by this Material Purchase Agreement; and

(e) other than as expreslly set forth herein, no consent, approval, declaration or filing with, or notice to, any person, entity or governmental authority is required in connection with the execution and delivery of this Material Purchase Agreement.

(f) Seller represents and warrants to Purchaser that, except with respect to the limitations and third party rights set forth in the Disclosure Schedule Agreements, to Seller’s knowledge, Seller is the sole legal and beneficial owner of the Purchased Materials, and such ownership is free and clear of all encumbrances.

8. Confidentiality. From and after the Closing, Purchaser shall, and shall cause its affiliates to, hold in confidence any and all information, whether written or oral, concerning Seller or Seller’s use or non-use of the Purchased Materials, except to the extent that Purchaser can show that such information (a) is generally available to and known by the public through no fault of Purchaser or any of its affiliates or their respective agents or representatives; or (b) is lawfully acquired by Purchaser, any of its affiliates or their respective agents or representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Purchaser or any of its affiliates or their respective agents or representatives are compelled to disclose any information by judicial or administrative process or by other requirements of applicable law or court order, Purchaser shall promptly notify Seller in writing and shall disclose only that portion of such information which Purchaser is advised by its counsel is legally required to be disclosed, provided that Purchaser shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

9. Bill of Sale. At the Closing, the sale, transfer, purchase, and delivery of the Purchased Materials will be effected pursuant to the Bill of Sale.

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10. Regulatory Responsibility. Without limitation of Purchaser’s other obligations under this Material Purchase Agreement, Purchaser shall be exclusively responsible for, and Seller shall have no responsibility for, any and all submissions and filings with, communications to, and other actions with respect to regulatory authorities in connection with Purchased Materials, and in connection therewith, Purchaser shall communicate to any applicable regulatory authorities that Purchaser is the sole owner of and responsible entity for the Purchased Materials, as well as any and all obligations associated therewith. Purchaser shall not make any public statements or statements to regulatory authorities regarding Seller, other than the fact that Purchaser has purchased the Purchased Materials from Seller and that Seller is no longer the owner of the Purchased Materials.

11. Cooperation. Upon reasonable request by Purchaser, during the period from the Effective Date until ninety (90) days thereafter, Seller will execute and take other reasonable actions as may be reasonably necessary or desirable to record or memorialize the sale and transfer of the Purchased Materials set forth herein, and to vest and perfect in Purchaser such right, title, and interest in and to the Purchased Materials as sold, conveyed, assigned, transferred and delivered to Purchaser hereunder, including that Seller will provide reasonable assistance to Purchaser in Purchaser’s efforts to obtain from the counterparty to the Disclosure Schedule Agreement(s) written consent for Seller to transfer and assign its rights to the PSC Data to Purchaser. Upon reasonable request by Seller, Purchaser will reasonably cooperate with Seller, and execute and take such actions as may be necessary or desirable necessary to facilitate the sale, transfer, converance, assignment and delivery by Seller of the Purchased Materials as sold, conveyed, assigned, transferred and delivered to Purchaser hereunder.

12. Disclaimer; Liability. THE PURCHASED MATERIALS ARE BEING SOLD “AS-IS”. seller makeS no representations or warranties, and hereby expressly disclaims any and all representations and warranties, and purchaser hereby acknowledges that seller makes no reprsentations or warranties and disclaims any and all represenations and warranites, whether express, implied or statutory, written or oral, regarding the Purchased Materials, including without limitation, any representations regarding the quality or usefulness of the Purchased Materials or any information associated therewith, or ANY warranties of merchantability OR fitness for a particular purpose. EXCEPT WITH RESPECT TO THE LIMITED OBLIGATIONS EXPRESSLY SET FORTH HEREIN, PURCHASER AGREES AND ACKNOWLEDGES THAT SELLER SHALL HAVE NO LIABILITY OR OBLIGATIONS WITH RESPECT TO, AND HEREBY FOREVER IRREVOCABLY RELEASES SELLER FROM ANY AND ALL LIABILITIES (AS DEFINED ABOVE) OR OBLIGATIONS IN CONNECTION WITH THE PURCHASED MATERIALS.

13. Indemnification. Purchaser hereby releases, and shall indemnify, defend and hold harmless Seller and its successors and assigns, and its and their directors, officers, shareholders, employees and agents thereof (each, “a Seller Indemnitee”), from any and all third party claims, causes of actions, losses, or damages against any Seller Indemnitee arising out of or in connection with (a) the use of, or actions or inactions in connection with, the Purchased Materials by Purchaser or Purchaser’s successors or assigns or its or their directors, officers, shareholders, employees and agents thereof; or (b) any breach of any representations, warranties, covenants or obligations under this Material Purchase Agreement by Purchaser or Purchaser’s successors or assigns or its or their directors, officers, shareholders, employees and agents thereof.

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Seller hereby releases, and shall indemnify, defend and hold harmless Purchaser and its successors and assigns, and its and their directors, officers, shareholders, employees and agents thereof (each, “a Purchaser Indemnitee”) from any and all third party claims, causes of actions, losses, or damages against any Purchaser Indemnitee arising out of or in connection with (a) Seller’s breach of this Material Purchase Agreement or (b) subject to the limitations and third party rights set forth in the Disclosure Schedule Agreements, any third party claims of ownership of the Purchased Materials.

14. Assignment; Binding Effect. This Material Purchase Agreement, and any of the rights or obligations hereunder, may not be assigned by Purchaser without the prior written consent of Seller, except that Purchaser may assign this Material Purchase Agreement to a person or entity who agrees in writing to assume the obligations under this Material Purchase Agreement, including without limitation, Purchaser’s covenants with respect to the Prohibited Use and Purchaser’s assumption of the Liabilities. Any purported assignment in violation of the foregoing sentence shall be null and void. This Material Purchase Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the Parties.

15. Governing Law; Submission to Jurisdiction. This Material Purchase Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California. Any legal suit, action, or proceeding arising out of or based upon this Material Purchase Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of California in each case located in the city of San Diego, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding.

16. Relationship of the Parties. Nothing contained in this Material Purchase Agreement shall be deemed or construed to create a partnership, joint venture, employment, franchise, agency or fiduciary relationship between Purchaser and Seller. Neither party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking with any third party.

17. Counterparts. This Material Purchase Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Material Purchase Agreement delivered by facsimile, email, or other means of electronic transmission shall have the same legal effect as delivery of an original

18. Entire Agreement. This Material Purchase Agreement, together with the SRA and the Bill of Sale, contains the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes any prior or contemporaneous written or oral agreements, representations or warranties between them respecting the subject matter hereof (including, for the avoidance of doubt, the IP Assignment Agreement).

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE TO MATERIAL PURCHASE AGREEMENT

IN WITNESS WHEREOF, Seller and Purchaser, through their authorized representatives, have caused this Material Purchase Agreement to be duly executed and delivered as of the Effective Date.

PURCHASER:

NOVACELL, INC.

By:
Name:	Allan Camaisa
Title:	Executive Chairman

SELLER:

CALIDI BIOTHERAPEUTICS, INC.

By:
Name:	Andrew Jackson
Title:	Chief Financial Officer

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Schedule 1

Purchased Materials

Note: As used in the Material Purchase Agreement, “PSC Data” shall mean the data and documentation generated under the Disclosure Schedule Agreements that are contained within the items #4, #5 and #7 below. For additional clarity, such items below include a statement that the item includes PSC Data. Please note, documents listed below will be provided as copies, not as the original document.

1.	Executed batch records for SVF production for VP001 and all supporting documents associated with collection of Adipose tissue from donor VP001 that are within Seller’s possession and control.
2.	Development, production (including method, material and equipment information) and testing (including method, material and equipment information) records and all associated production/expansion, testing and stability data for VP001SVF material that are within Seller’s possession and control.
3.	5 vials AD-MSC MCB p2 (lot 2003-CS-035-mcb) that are within Seller’s possession and control.
4.	Executed batch record and manufacturing procedure documentation for AD-MSC MCB p2 (lot. 2003-CS-035-mcb) that is within Seller’s possession and control. Note: This item #4 includes PSC Data.
5.	Development, production (including method, material and equipment information) and testing records (including method, material and equipment information) and all associated production, testing and stability data for AD-MSC MCB p2 (lot. 2003-CS-035-mcb) that are within Seller’s possession and control. Note: This item #5 includes PSC Data.
6.	All supply chain documentation for traceability SVF donor VP001 and AD-MSC MCB p2 (lot. 2003-CS-035-mcb) that is within Seller’s possession and control.
7.	AD-MSC MCB p2 (lot. 2003-CS-035-mcb) procedure/SOP (including material and equipment) information that is within Seller’s possession and control. Development and manufacturing summaries/records for AD-MSC expansion (lot. 2003-CS-035-mcb) extracted from SNV1 protocols related with expansion of AD-MSC p2 that are within Seller’s possession and control. Note: This item #7 includes PSC Data.
8.	Past communications and filings with regulatory agencies regarding all SVF and AD-MSC MCB p2 (lot 2003-CS-035-mcb) (only extracted sections from SNV1 IND) that are within Seller’s possession and control.
9.	Cryopreserved SVF (p0) vials from the following donors (“SVF (p0) Donors”) that are within Seller’s possession and control:

- RP-001: 11 vials

- RP-003: 15 vials

- RP-007: 10 vials

- RP-011: 12 vials

- RP-012: 22 vials

10.	Executed batch records for SVF production from SVF (p0) Donors, along with all supporting documentation related to adipose tissue collection that are within Seller’s possession and control.
11.	Production documentation related to SVF (p0) Donors, including procedural descriptions, methods, materials, equipment details, and testing summaries, that are within Seller’s possession and control.
12.	Domain names to be transferred: www.novacellinc.com and www.novacelltherapeutics.com

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Schedule 2

Disclosure Schedule

1.	That certain Collaboration and License Agreement dated April 9, 2020 between Calidi Biotherapeutics, Inc. and Personalized Stem Cells, Inc, as amended.

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Exhibit A

Form of Bill of Sale

This Bill of Sale (“Bill of Sale”) is made and entered into as of [●], 2025 (“Effective Date”), by and between Calidi Biotherapeutics, Inc., a Delaware corporation (“Seller”), and NovaCell Inc., a Nevada corporation (“Purchaser”) (each, a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, Seller and Purchaser are parties to that certain Material Purchase Agreement dated as of [●], 2025 (which superseded the Intellectual Property Assignment Agreement between the Parties dated as of July 28, 2024) (the “Material Purchase Agreement”), pursuant to which Seller has agreed to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser has agreed to purchase and accept from Seller, all of Seller’s right, title and interest in, to and under the Purchased Materials (as defined below), for the consideration and on the terms and conditions provided in the Material Purchase Agreement;

WHEREAS, by this instrument Seller vests in Purchaser all of Seller’s right, title and interest in, to and under the Purchased Materials;

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual provisions set forth in this Bill of Sale and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings for such terms that are set forth in the Material Purchase Agreement.

2. Conveyance. Seller hereby sells, transfers, conveys, assigns, and delivers to Purchaser, and Purchaser hereby purchases and accepts, all of Seller’s right, title, and interest in, to, and under the materials and documentation set forth on Schedule 1 attached hereto (collectively, the “Purchased Materials”).

3. Terms of Material Purchase Agreement. This Bill of Sale is subject in all respects to the terms and conditions of the Material Purchase Agreement, including without limitation, the consideration for the purchase and sale of the Purchased Materials, Purchaser’s covenants with respect to the Prohibited Use and Purchaser’s assumption of the Liabilities set forth in the Material Purchase Agreement. Nothing contained in this Bill of Sale is intended to limit any of the rights or remedies available to Seller or Purchaser under the Material Purchase Agreement. Nothing contained in this Bill of Sale is intended to provide any right or remedy to any person or entity, other than Seller, Purchaser and its successors and permitted assigns.

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4. Assignment; Binding Effect. This Bill of Sale, or any of the rights or obligations hereunder, may not be assigned by Purchaser without the prior written consent of Seller, except that Purchaser may assign this Bill of Sale to a person or entity who agrees in writing to assume the obligations under the Material Purchase Agreement and this Bill of Sale, including without limitation, Purchaser’s covenants with respect to the Prohibited Use and Purchaser’s assumption of the Liabilities (each as defined in the Material Purchase Agreement). Any purported assignment in violation the foregoing sentence shall be null and void. This Bill of Sale shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the Parties.

5. Interpretation; Headings. This Bill of Sale shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The headings in this Bill of Sale are for reference only and shall not by themselves affect the interpretation of this Bill of Sale.

6. Governing Law; Submission to Jurisdiction. This Bill of Sale shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of California. Any legal suit, action, or proceeding arising out of or based upon this Bill of Sale or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of California in each case located in the city of San Diego, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding.

7. Counterparts. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Bill of Sale delivered by facsimile, email, or other means of electronic transmission shall have the same legal effect as delivery of an original signed copy of this Bill of Sale.

[SIGNATURE PAGES FOLLOW]

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SIGNATURE PAGE TO BILL OF SALE

IN WITNESS WHEREOF, Seller and Purchaser, through their authorized representatives, have caused this Bill of Sale to be duly executed and delivered as of the Effective Date.

PURCHASER:

NOVACELL, INC.

By:
Name:
Title:

SELLER:

CALIDI BIOTHERAPEUTICS, INC.

By:
Name:
Title:

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Schedule 1

Purchased Materials

Note: As used in the Material Purchase Agreement, “PSC Data” shall mean the data and documentation generated under the Disclosure Schedule Agreements that are contained within the items #4, #5 and #7 below. For additional clarity, such items below include a statement that the item includes PSC Data. Please note, documents listed below will be provided as copies, not as the original document.

1.	Executed batch records for SVF production for VP001 and all supporting documents associated with collection of Adipose tissue from donor VP001 that are within Seller’s possession and control.
2.	Development, production (including method, material and equipment information) and testing (including method, material and equipment information) records and all associated production/expansion, testing and stability data for VP001SVF material that are within Seller’s possession and control.
3.	5 vials AD-MSC MCB p2 (lot 2003-CS-035-mcb) that are within Seller’s possession and control.
4.	Executed batch record and manufacturing procedure documentation for AD-MSC MCB p2 (lot. 2003-CS-035-mcb) that is within Seller’s possession and control. Note: This item #4 includes PSC Data.
5.	Development, production (including method, material and equipment information) and testing records (including method, material and equipment information) and all associated production, testing and stability data for AD-MSC MCB p2 (lot. 2003-CS-035-mcb) that are within Seller’s possession and control. Note: This item #5 includes PSC Data.
6.	All supply chain documentation for traceability SVF donor VP001 and AD-MSC MCB p2 (lot. 2003-CS-035-mcb) that is within Seller’s possession and control.
7.	AD-MSC MCB p2 (lot. 2003-CS-035-mcb) procedure/SOP (including material and equipment) information that is within Seller’s possession and control. Development and manufacturing summaries/records for AD-MSC expansion (lot. 2003-CS-035-mcb) extracted from SNV1 protocols related with expansion of AD-MSC p2 that are within Seller’s possession and control. Note: This item #7 includes PSC Data.
8.	Past communications and filings with regulatory agencies regarding all SVF and AD-MSC MCB p2 (lot 2003-CS-035-mcb) (only extracted sections from SNV1 IND) that are within Seller’s possession and control.
9.	Cryopreserved SVF (p0) vials from the following donors (“SVF (p0) Donors”) that are within Seller’s possession and control:

- RP-001: 11 vials

- RP-003: 15 vials

- RP-007: 10 vials

- RP-011: 12 vials

- RP-012: 22 vials

10.	Executed batch records for SVF production from SVF (p0) Donors, along with all supporting documentation related to adipose tissue collection that are within Seller’s possession and control.
11.	Production documentation related to SVF (p0) Donors, including procedural descriptions, methods, materials, equipment details, and testing summaries, that are within Seller’s possession and control.
12.	Domain names to be transferred: www.novacellinc.com and www.novacelltherapeutics.com

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